Unaudited Proforma Condensed Combined Balance Sheets

July 31, 2009	Historical
		Clenergen		Proforma
	Clenergen UK	Corporation		Adjustments	Proforma
ASSETS
Current Assets
Cash	$25,675	$363		$-	$26,038
Receivables - Related Parties	53,761	-		-	53,761
Total Current Assets	79,435	363		-	79,798

Property & Equipment - Net	6,670	-		-	6,670
Other Assets	9,293	-		-	9,293
TOTAL ASSETS	$95,398	$363		$-	$95,761

LIABILITIES & STOCKHOLDERS' DEFICIENCY
Current Liabilities
Accounts Payable and Accrued Liabilities	$101,727	$10,389		$-	$112,116
Notes Payable - Current	32,895	-		-	32,895
Amounts due Stockholders	711,852	-		-	711,852
Total Current Liabilities	846,474	10,389		-	856,863

Total Liabilities	846,474	10,389		-	856,863

Stockholders' Deficiency
Common Stock	179,905	15,750	a	(179,905)	61,138
			b	45,388
Additional Paid in Capital	3,562,199	89,250	a	179,905	3,785,967
			b	(45,388)	-
Deficit	(4,839,816)	(115,026)		-	(4,954,842)
Comprehensive Income	346,636	-		-	346,636
Total Stockholders' Deficiency	(751,075)	(10,026)		(0)	(761,101)
TOTAL LIABILITIES & STOCKHOLDERS' DEFICIENCY	$95,398	$363		$(0)	$95,761

Unaudited Proforma Condensed Combined Statements of Operations

Nine Months ended July 31, 2009	Historical
		Clenergen	Proforma
	Clenergen UK	Corporation	Adjustments	Proforma
Research and development	$700,823	$-	$-	$700,823
General and administrative	247,871	69,256	-	317,127

Operating Loss	948,694	69,256	-	1,017,950
Net Loss before taxes	948,694	69,256	-	1,017,950
Provision for taxes	-	-	-	-
Net Loss	948,694	69,256	-	1,017,950
Other Comprehensive Income/(Loss)
Foreign currency translation adjustment	(70,244)	-	-	(70,244)

Comprehensive Loss	$878,450	$69,256	$-	$947,706

Loss per share of Common Stock
Basic and Fully Diluted				0.02

Weighted average number of shares outstanding
Basic and Fully Diluted				61,137,572

Unaudited Proforma Condensed Combined Statements of Operations

Year ended October 31, 2008	Historical
		Clenergen	Proforma
	Clenergen UK	Corporation	Adjustments	Proforma
Research and development	$175	$-	$-	$175
General and administrative	797	11,972	-	12,769

Operating Loss	972	11,972	-	12,944
Net Loss before taxes	(972)	(11,972)	-	(12,944)
Provision for taxes	-	-	-	-
Net Loss	(972)	(11,972)	-	(12,944)
Other Comprehensive Income/(Loss)
Foreign currency translation adjustment	894,302	-	-	894,302

Comprehensive Income (Loss)	$893,330	$(11,972)	$-	$881,358

Loss per share of Common Stock
Basic and Fully Diluted				0.01

Weighted average number of shares outstanding
Basic and Fully Diluted				61,137,572

CLENERGEN CORPORATION AND SUBSIDIARIES
(FORMERLY AMERICAN BONANZA RESOURCES CORP.)

NOTES TO THE CLENERGEN CORPORATION AND SUBSIDIARIES
UNAUDITED PROFORMA
CONDENSED COMBINED BALANCE SHEETS AND RESULTS OF OPERATIONS

1. Basis of Presentation

     The statements contained in this section may be deemed to be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Such statements are intended to be covered by the safe harbor to “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by the words “believe,” “expect, “anticipate,” “intend,” “estimate” and similar expressions. These forward-looking statements are based largely on management’s expectations and are subject to a number of uncertainties. Actual results could differ materially from these forward-looking statements. Neither Clenergen Corporation (the “Company”) nor Clenergen Corporation Limited undertakes any obligation to update publicly or revise any forward-looking statements.

     On August 30, 2009, the Company entered into a share exchange agreement in which the Company will acquire all of the issued and outstanding shares of Clenergen Corporation Limited, a United Kingdom corporation (“Clenergen UK”), in accordance with a share exchange agreement. At the closing, 13,463,045 shares of the Company’s common stock were issued to shareholders former stockholders of Clenergen UK. On August 4, 2009, the Company issued 31,847,968 shares of the Company’s common stock to certain shareholders of Clernergen UK for future consulting services. As a result of this transaction, these shareholders obtained 67% of the Company’s outstanding shares and effectively gained control of the company. Therefore, the effective date of this merger is August 4, 2009, as both the share exchange and issuance of consultants’ shares were included in the same agreement.

     As a result of the merger, former Clenergen UK shareholders hold a majority of the voting interest in the Company. This transaction will be accounted for as a reverse merger, with Clenergen UK being the acquirer for accounting purposes. The pre-acquisition financial statements of the accounting acquirer, Clernergen UK, will become the historical financial statements of the combined companies. This transaction will be accounted for as the issuance of common stock by Clenergen UK for the net monetary assets of the Company, accompanied by a recapitalization to reflect the legally issued and outstanding shares of the combined companies. Pre-acquisition stockholders’ equity of Clenergen UK will be retroactively restated for the equivalent number of shares of the Company received by Clenergen UK stockholders in the acquisition, with differences between the par value of the Company and Clenergen UK’s stock recorded as additional paid in capital.

     The unaudited condensed combined proforma results of operations for the nine months ended July 31, 2009 and the year ended October 31, 2008 are presented to give effect to the reverse merger as if it had occurred on November 1, 2008 and November 1, 2007, respectively. The unaudited condensed combined proforma balance sheet is presented to give effect to the reverse merger as if it had occurred on July 31, 2009. This proforma information is based on, and should be read in conjunction with, the historical financial statements of Clenergen Corporation for the year ended October 31, 2008, included in our Annual Report on Form 10-K filed on January 22, 2009 and for the nine months ended July 31, 2009 included in our Quarterly Report on Form 10-Q filed on September 14, 2009. We have not adjusted the historical financial statements of either entity for any costs recognized during the year that may be considered to be nonrecurring.

     All unaudited interim financial statements furnished herein reflect all adjustments which are, in the opinion of management, necessary to present a fair statement of the results for the interim periods presented. All such adjustments are of a normal and recurring nature.

     The unaudited condensed combined proforma financial statements were prepared using the assumptions described below and in the related notes.

1.	Pro Forma Adjustments

	a.	Cancellation of Clenergen UK shares.
	b.	Record issuance of 45,387,572 shares common stock par value $.001 to former shareholders of Clenergen UK.